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EXHIBIT 21.1

                               BEA SYSTEMS, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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1.   BEA Systems (FSC), Inc., Barbados

2.   BEA International, Cayman Islands

3.   BEA Systems, Ltd., Canada

4.   BEA Systems Limitada, Brazil

5.   BEA Systems SA de CV, Mexico

6.   BEA Systems Europe GmbH, Germany

7.   BEA Systems Europe Ltd., United Kingdom

8.   BEA Systems Italia S.P.A.

9.   BEA Systems Spain S.A.

10.  BEA Systems Europe N.V., Belgium

11.  BEA Systems Pty Ltd., South Africa

12.  BEA Systems AB, Sweden

13.  BEA Systems, Ltd., United Kingdom

14.  BEA Systems OY, Finland

15.  BEA Systems S.A., France

16.  BEA Systems (Switzerland) Ltd., Switzerland

17.  BEA Systems Japan Ltd., Japan

18.  BEA Systems Korea, Korea

19.  BEA Systems Pty Ltd., Australia

20.  BEA Systems HK Ltd., Hong Kong

21.  BEA Systems Holland B.V., Netherlands

22.  BEA WebXpress, LLC

23.  Avitek Inc.

24.  The Theory Center, Inc.

25.  Technology Resource Group

26.  BEA Systems Holding A, Inc.

27.  BEA Systems Holding B, Inc.

28.  BEA Systems Distribution B.V., Netherlands

29.  BEA Systems Netherlands B.V.

30.  BEA Cayman Holding I

31.  BEA Cayman Holding II

32.  BEA Cayman Holding III

33.  BEA Systems (Ontario), Inc.

34.  BEA Systems (Nova Scotia) Company

35.  The Object People Limited

36.  The Object People GmbH

37.  1395135 Ontario Inc.


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